Exhibit (e)(2)

FORM OF

AUTHORIZED PARTICIPANT AGREEMENT

FOR POINTBREAK ETF TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and [Participant] (the “Participant”), and is subject to acceptance by Brown Brothers Harriman & Co. (the “Index Receipt Agent”), and is further subject to acknowledgement and agreement by Pointbreak ETF Trust (the “Trust”) solely with respect to Sections 11(c) and 15 herein.

The Distributor provides services as principal underwriter of each series of the Trust (each such series a “Fund” and collectively, the “Funds”), acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (“Fund Shares”). The Index Receipt Agent serves as the index receipt agent for the Trust and each Fund, is an “Index Receipt Agent” as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”), and has been retained to be the order-taker for Fund Shares. This Agreement applies to all current and future Funds of the Trust.

Capitalized terms used but not defined herein are defined the current prospectus, as it may be supplemented or amended from time to time, for each Fund included in the Trust’s registration statement on Form N-1A, as it may be amended from time to time or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s State of Additional information incorporated therein, the “Prospectus”).

Fund Shares may be purchased or redeemed directly from a Fund only in aggregations of a specified number known as a Creation Unit. The number of Fund Shares constituting a Creation Unit for a Fund is set forth in the Fund’s Prospectus. This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of the NSCC (as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process”), or (ii) outside the Clearing Process through The Depository Trust Company (“DTC”).

The parties hereto agree as follows:

1. STATUS OF PARTICIPANT

(a) The Participant hereby represents and warrants that it is and during the term of this Agreement will continue to be a participant in DTC (“DTC Participant”) and that, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”) placed through the Clearing Process, it is and during the term of this Agreement will continue to be a member of NSCC and a participant in the CNS. The Participant may place Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchases and redemptions in the

Prospectus and this Agreement, including the procedures described in Annex I attached hereto and incorporated herein, as the same may be amended from time to time. The Participant agrees that any use by it of the Index Receipt Agent’s electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth in Annex II hereto. If the Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNS, the Participant shall promptly notify the Distributor and Index Receipt Agent in writing of the change in status or eligibility, and if such change results in Participant’s ineligibility to continue as an authorized participant of the Funds, then this Agreement will automatically terminate upon receipt of such notice.

(b) The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the FINRA “Conduct Rules” and the securities laws of any jurisdiction in which it sells Fund Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Fund Shares; and (iii) not offer or sell Fund Shares of any Fund in any state or jurisdiction where such Fund Shares may not lawfully be offered and/or sold.

The Participant shall promptly notify the Distributor and Index Receipt Agent in writing of any change in the foregoing status of Participant and this Agreement will automatically terminate upon receipt of such notice.

(c) In the event Fund Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Fund Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Fund Shares.

(d) The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Fund Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Fund Shares, whether or not participating in the distribution of Fund Shares, are generally required to deliver a Prospectus.

(e) The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor in ascertaining certain information regarding sales of Fund Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement. The Participant, the Distributor, and the Index Receipt Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b) Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c) The Participant acknowledges that a Purchase Order or Redemption Order shall be irrevocable, and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order or Redemption Order in accordance with the terms of the Prospectus. The Participant acknowledges that the Distributor and the Trust have and reserve the right to reject an Order or suspend sales of Fund Shares, in accordance with the terms of the Prospectus.

3. AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Orders submitted through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Index Receipt Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Index Receipt Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4. MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents, warrants, and agrees that it will not make any representations concerning Fund Shares, the Trust or the Funds, other than those contained in a Fund’s Prospectus or in Marketing Materials (as defined below) provided to the Participant by the Distributor.

The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to a Fund or Fund Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials (“Marketing Materials”), except such Marketing Materials as may be provided to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands and agrees that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands and agrees that any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units.

Notwithstanding the foregoing, the Participant may, without the written approval of the Distributor, prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Fund Shares with other products and are not used for purposes of marketing Fund Shares and (ii) for internal use by the Participant, as long as such information is consistent with the Prospectus.

5. TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6. ROLE OF PARTICIPANT

(a) The Participant agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent of the Trust, the Funds, or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b) The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Fund Shares with no input from the Participant. The Distributor, as attorney and proxy for Participant under this paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon the termination of the Agreement.

(d) The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

7. AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds, the Index Receipt Agent, or the Distributor, the Participant shall deliver to the Funds and the Index Receipt Agent, with copies to the Distributor, a certificate in the format of Annex III to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the

Distributor, the Index Receipt Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Index Receipt Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Funds and the Index Receipt Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Funds, the Index Receipt Agent, and the Distributor.

(b) The Index Receipt Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Index Receipt Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Funds, Index Receipt Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Index Receipt Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Index Receipt Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Index Receipt Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revoke’s a person’s authority to act for it.

(c) The Index Receipt Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued using an Authorized Person’s PIN Number have been properly placed, unless the Index Receipt Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Index Receipt Agent, or the Funds shall be liable, absent willful misconduct, for losses incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Index Receipt Agent, Distributor, and the Funds previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

8. REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended.

(b) The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.

(c) The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d) Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

9. BENEFICIAL OWNERSHIP

The Participant represents and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Basket Instruments as a dealer and as inventory in connection with its market making activities.

The Trust and its Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

10. OBLIGATIONS OF PARTICIPANT

(a) The Participant agrees to maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.

(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(c) The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act, due to ownership of Fund Shares.

11. INDEMNIFICATION

This Section 11 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, each Fund, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party in reliance upon any instructions reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete an Order that has been accepted.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Distributor Indemnified Party”), from and against any Loss incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role under this Agreement.

(c) The Trust, on behalf of the applicable Fund, hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933Act (each a “Trust Indemnified Party”) from and against any Loss incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in Section 15.

(d) No indemnifying party shall be liable to or required to indemnify and indemnified party for any damages arising out of (i) mistakes or errors in data provided to the indemnifying party by an indemnified party, or (ii) interruptions or delays of communications caused by an indemnified party.

(e) In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, nor the Index Receipt Agent, whether acting directly or through agents or attorneys as provided in paragraph (f) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Index Receipt Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Index Receipt Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Index Receipt Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(f) Neither the Participant, Distributor nor the Index Receipt Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(g) The Distributor and the Index Receipt Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(g) The Index Receipt Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

12. INFORMATION ABOUT DEPOSIT SECURITIES

Each Fund, through the NSCC, makes available on each Business Day, the names and required number of shares of each of the Deposit Securities or the required amount of Deposit Cash, as applicable, to be included in the current Fund Deposit for a Fund.

13. RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document and understands the terms thereof.

14. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically the Prospectus to persons who have effectively consented to such electronic delivery. The Distributor will deliver electronically by sending consenting persons an e-mail message informing them that the Prospectus has been posted and is available on the Fund’s website, www.pointbreakETFs.com, and providing a hypertext link to the document. The electronic versions of the Prospectus will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of the Prospectus to the e-mail address set forth below Participant’s signature on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Prospectus from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of the Prospectus at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to electronically access the Prospectus.

15. REPRESENTATIONS OF THE TRUST

The Trust represents and warrants that (i) each Fund Prospectus applicable to this Agreement is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) each Fund Prospectus applicable to this Agreement conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Fund Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Fund Shares, except the registration of the Fund Shares under the 1933 Act; (v) Fund Shares will be listed for trading on a national exchange; (vi) the Trust will not lend Fund Shares pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by the Trust or the Funds’ adviser, and reviewed by the Distributor to be provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Fund Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

16. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or facsimile number indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or facsimile number indicated below the signature line of such party.

17. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective five Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant.

(b) This Agreement may be terminated at any time by any party upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a material breach by the Participant of any provision of this Agreement. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.

(c) This Agreement may be amended by the Distributor from time to time without the consent of the Participant or Index Receipt Agent (provided such amendment does not impact the Participant or Index Receipt Agent) by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with paragraph 15 above. If neither the Participant nor the Index Receipt Agent objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms (provided such amendment does not impact the Participant or Index Receipt Agent).

18. TRUST AS THIRD PARTY BENEFICIARY

The Participant understands that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

19. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

20. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

[Signature pages follow]

The parties have caused this Authorized Participant Agreement to be executed and delivered as of the day and year written below.

DATED:

Foreside Fund Services, LLC

By:

Name:	Mark Fairbanks
Title:	Vice President
Address:	Three Canal Plaza, Suite 100 Portland, Maine 04101
Telephone:	(207) 553-7110
Facsimile:	(207) 553-7151
Email:	etp-services@foreside.com

[Participant]

DTC/NSCC Clearing Participant Code:

By:
Name:
Title:
Address:
Telephone:
Facsimile:
E-mail:

ACCEPTED BY:

Brown Brothers Harriman & Co., as Index Receipt Agent

By:
Name:
Title:
Address:

Telephone:
Facsimile:
E-mail:

ACKNOWLEDGED AND AGREED, SOLELY WITH RESPECT TO SECTIONS 11(c) and 15 HEREOF:

Pointbreak ETF Trust

By:
Name:
Title:
Address:

Telephone:
Facsimile:
E-mail:

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR POINTBREAK ETF TRUST

This Annex I sets forth the procedures to be used by (i) the Index Receipt Agent in processing an order for the creation of Fund Shares, and (ii) the Index Receipt Agent in processing a request for the redemption of Fund Shares, and (iii) the Participants and the Index Receipt Agent in delivering or arranging for the delivery of requisite cash payments, Fund Deposit or Fund Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

On, or prior to, the effective date of the Agreement, and after acceptance by the Participant of the “ORDER ENTRY SYSTEM/ELECTRONIC TERMS AND CONDITIONS”, the Index Receipt Agent will assign a unique personal identification number (“PIN Number”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place orders for either creation or redemption of Fund Shares.

SECTION	I. TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF FUND SHARES

1. Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at (617) 772-2011 not later than the closing time of the regular trading session on The New York Stock Exchange (the “NYSE Closing Time”) (ordinarily 4:00 p.m. New York time) to receive a submission number (“Submission Number”). In the case of custom orders, the order must be received by the Index Receipt Agent no later than 3:00 p.m. Eastern time on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Fund Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

2. Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request and (b) the designated Submission Number in one document and transmit such document by facsimile to the Trust Telephone Representative according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the “Submission,” and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date.” As used herein, a Business Day (“Business Day”) is any day on which The New York Stock Exchange is open. NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE

ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Fund Shares must be sent by facsimile to the Trust Telephone Representative, as applicable, within fifteen (15) minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

(a) In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time, the Submission will be deemed invalid.

(b) In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be deemed invalid.

4. Await Receipt of Confirmation.

(a) Trusts’ Clearing Process-Creation Orders. The Index Receipt Agent shall issue to the Participant a confirmation of acceptance of an order to create Fund Shares in Creation Unit size aggregations (“Creation Order”) through the Trusts’ Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the Participant does not receive a timely confirmation from the Index Receipt Agent, it should contact the Trust Telephone Representative at the business numbers indicated.

(b) Trusts’ Clearing Process-Requests for Redemptions. The Index Receipt Agent shall issue to the Participating Party a confirmation of acceptance of a request to redeem Fund Shares in Creation Unit size aggregations (“Redemption Order”) through the Trusts’ Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Index Receipt Agent, it should contact the Index Receipt Agent directly at the business number indicated.

(c) Outside the Trusts’ Clearing Process — Creation Orders. The Index Receipt Agent shall issue to the DTC Participant an acknowledgment of receipt of a Creation Order outside the Trusts’ Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Index Receipt Agent, it should contact the Index Receipt Agent at the business numbers indicated.

(d) Outside the Trusts’ Clearing Process — Redemption Orders. The Index Receipt Agent shall issue to the DTC Participant an acknowledgment of receipt of a Redemption Order outside the Trusts’ Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Index Receipt Agent, it should contact the Index Receipt Agent directly at the business number indicated.

5. Purchase of Creation Units Prior to Receipt of Deposit Securities. Creation Units may be created in advance of receipt by a Fund of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the applicable Fund’s Shares on the date the Creation Order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component (if applicable), plus (ii) [one hundred fifteen percent (115%)] of the market value of the undelivered Deposit Securities (the “Additional Creation Cash Deposit”). The Creation Order shall be deemed to be received on the Business Day on which the order is placed provided that the Creation Order is placed in proper form prior to 4:00 p.m., Eastern time, on such date, and federal funds in the appropriate amount are deposited with the Index Receipt Agent by 11:00 a.m., Eastern time, the following Business Day. If the Creation Order is not placed in proper form by 4:00 p.m., Eastern time, or federal funds in the appropriate amount are not received by 11:00 a.m., Eastern time, the next Business Day, then the Creation Order may be deemed to be canceled and the Authorized Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash (if greater than $1,000 on each applicable Business Day) shall be required to be deposited with the applicable Fund, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Creation Cash Deposit with the Fund in an amount at least equal to [one hundred fifteen percent (115%)] of the daily marked to market value of the missing Deposit Securities. The parties hereto further agree that the Trust may purchase the missing Deposit Securities at any time and the Participant agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the amount of the Additional Creation Cash Deposit maintained with the Fund, as the Trust may determine in its sole discretion.

6. Redemption of Creation Units Prior to Receipt of Fund Shares. Creation Units may be redeemed in advance of receipt by a Fund of all or a portion of the applicable Fund Shares as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the applicable Fund’s Shares on the date the Redemption Order is placed in proper form since, in addition to available Fund Shares, cash must be deposited in an amount equal to the sum of (i) the Cash Component (if applicable), plus (ii) [one hundred fifteen percent (115%)] of the market value of the undelivered Fund Shares (the “Additional Redemption Cash Deposit”). The Redemption Order shall be deemed to be received on the Business Day on which the order is placed provided that the Redemption Order is placed in proper form prior to 4:00 p.m., Eastern time, on such date, and federal funds in the appropriate amount are deposited with the Index Receipt Agent by 11:00 a.m., Eastern time, the following Business Day. If the Redemption Order is not placed in proper form by 4:00 p.m., Eastern time, or federal funds in the appropriate amount are not received by 11:00 a.m., Eastern time, the next Business Day, then the Redemption Order may be deemed to be canceled and the Authorized Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash (if greater than $1,000 on each applicable Business Day) shall be required to be deposited with the applicable Fund, pending delivery of the missing Fund Shares to the extent necessary to maintain the Additional Redemption Cash Deposit with the Fund in an amount at least equal to [one hundred fifteen percent (115%)] of the daily marked to market value of the missing Fund Shares. The parties hereto further agree that the Trust may purchase the missing Fund Shares at any time and the Participant agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the amount of the Additional Redemption Cash Deposit maintained with the Fund, as the Trust may determine in its sole discretion.

SECTION II.	PARTICIPANTS’ RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE FUND DEPOSIT OR FUND SHARES AND CASH PAYMENTS IN CONNECTION WITH CREATION ORDERS OR REDEMPTION ORDERS

1. Trusts’ Clearing Process — Creation Orders. The Participant notified of confirmation of a Creation Order to create Fund Shares through the Trusts’ Clearing Process shall be required to transfer or arrange for the transfer of (a) the requisite Deposit Securities (or contracts to purchase such Deposit Securities expected to be delivered through NSCC by the “regular way” settlement date) and (b) the Cash Component, if any, to the Index Receipt Agent by means of the Trusts’ Clearing Process so as to be received no later than on the “regular way” settlement date following the Business Day on which such order is Deemed Received by the Index Receipt Agent as set forth below in Section IV.

2. Trusts’ Clearing Process — Redemption Orders. The Participant notified of confirmation of a Redemption Order to redeem Fund Shares through the Trusts’ Clearing Process shall be required to transfer or arrange for the transfer of the requisite Fund Shares and the Cash Redemption Amount, as defined in the applicable Fund’s Prospectus (“Cash Redemption Amount”), if any, to the Index Receipt Agent by means of the Trusts’ Clearing Process so as to be received no later than on the “regular way” settlement date following the Business Day on which such order is Deemed Received by the Index Receipt Agent as set forth below in Section IV.

3. Outside the Trusts’ Clearing Process — Creation Orders. The DTC Participant notified of acknowledgment of a Creation Order to create Fund Shares outside the Trusts’ Clearing Process shall be required to effect a transfer to the Index Receipt Agent of (a) the requisite Deposit Securities through DTC so as to be received by the Index Receipt Agent no later than 11:00 a.m., Eastern Time, on the next Business Day immediately following the Business Day on which such order is Deemed Received as set forth below in Section IV, in such a way as to replicate the Fund Deposit established on the Transmittal Date by the Index Receipt Agent and (b) the Cash Component, if there is a positive Cash Component, through the Federal Reserve Bank wire system so as to be received by the Index Receipt Agent by 2:00 p.m., Eastern Time, on the next Business Day immediately following the day such order is Deemed Received. If the Index Receipt Agent does not confirm receipt of the Deposit Securities by 11:00 a.m. Eastern Time and the Cash Component, if any, by 2:00 p.m., Eastern Time, on the Business Day immediately following the day such order is Deemed Received, the Creation Order contained in such Submission shall be canceled. Upon written notice to the Index Receipt Agent, the DTC Participant may resubmit such canceled order on the following Business Day using a Fund Deposit as newly constituted.

4. Outside the Trusts’ Clearing Process — Redemption Orders. The Participant notified of acknowledgment of a Redemption Order to redeem Fund Shares outside the Trusts’ Clearing Process shall be required to effect a transfer to the Index Receipt Agent of (a) the requisite number of Fund Shares through DTC no later than the NYSE Closing Time on the Business Day on which such Redemption Order is Deemed Received by the Index Receipt Agent and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 2:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Index Receipt Agent.

5. Transaction Fee. In connection with the creation or redemption of Creation Units, the Index Receipt Agent shall charge, and the Participant agrees to pay to the Index Receipt Agent, (i) the Creation Transaction Fee or Redemption Transaction Fee prescribed in the relevant Fund’s Prospectus applicable to creations or redemptions through the Trusts’ Clearing Process, or (ii) the applicable Creation Transaction Fee or Redemption Transaction Fee plus, in each case, such additional variable amounts as may be prescribed in the relevant Fund’s Prospectus for (a) creations or redemptions outside the Trusts’ Clearing Process and (b) creations through the Trusts’ Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit. The Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the Creation Order or Redemption Order shall be adjusted by the amount of such applicable Transaction Fee and additional variable amounts, if any.

6. International Funds — Creation Orders.

(a) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of the Trust on or before the International Contractual Settlement Date (defined below). The Participant must also pay on or before the International Contractual Settlement Date immediately available or same day funds estimated by Trust to be sufficient to pay the Cash Component next determined after acceptance of the Creation Order, together with the applicable Creation Transaction Fee and additional variable amounts (as described below and in the Prospectus). The “International

Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Fund and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

(b) Except as provided in the next two paragraphs, a Creation Unit of Fund Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities, the payment of the Cash Component, the payment of any other cash amounts and the Creation Transaction Fee have been completed. When the Subcustodian confirms to Custodian that the required Deposit Securities (or, when permitted in the sole discretion of Trust, the cash in lieu thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall notify Distributor and the Index Receipt Agent which, acting on behalf of the Trust, will issue and cause the delivery of the Creation Unit of Fund Shares.

(c) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust determines that a “cash in lieu” amount will be accepted, the Index Receipt Agent shall notify the Participant and the Participant shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments.

(d) In the event that a Fund Deposit is incomplete on the International Contractual Settlement Date for a Creation Order because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Fund Shares notwithstanding such deficiency in reliance on the undertaking of the Participant to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by an Additional Creation Cash Deposit with respect to undelivered Deposit Securities as described above in Section 4.

(e) Cash shall be delivered through the Federal Reserve Bank wire system so as to be received by the Index Receipt Agent by 11:00 a.m., Eastern Time, on the International Contractual Settlement Date (defined above).

(f) In addition to the Creation Transaction Fee, the Participant shall pay additional variable amounts which may include expenses incurred by the Fund in the transfer of Deposit Securities to the Fund in connection with a creation of Creation Units. These expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund permits a Participant to substitute cash or a different security in lieu of depositing one or more of the requisite Deposit Securities, the Participant may also be assessed an amount to cover the cost of purchasing the Deposit Securities and/or disposing of the substituted securities, including operational processing and brokerage costs, transfer fees, stamp taxes, and part or all of the spread between the expected bid and offer side of the market related to such Deposit Securities and/or substitute securities.

7. International Funds — Redemption Orders.

(a) A Participant must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account Deposit Securities will be delivered in connection with a Redemption Order. If the Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, the Participant will be required to receive redemption proceeds in cash, as described in paragraph (d) below.

(b) The delivery of redemption proceeds will be made within twelve calendar days after the Redemption Order is received in proper form, except to the extent that a delivery is delayed due to the introduction of new or special holidays, the treatment by participants in the local market of certain days as “informal holidays” (e.g., days on which no or limited securities transactions occur, as a result of substantially shortened trading hours), or changes in local securities delivery practices. Under these circumstances, the Fund will notify the Participant as soon as reasonably practicable

(c) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust, determines that a “cash in lieu” amount will be delivered, The Index Receipt Agent will notify the Participant and the Index Receipt Agent and the Participant shall receive the “cash in lieu” amount, with any appropriate adjustments as advised by Trust.

(d) If a redeeming Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such foreign jurisdiction(s) and in certain other circumstances, the Trust may in its discretion redeem Fund Shares for cash, and the redeeming Participant, on behalf of itself or any party for which it is acting, will be required to receive redemption proceeds in cash. In such case, the Participant will receive a cash payment equal to the net asset value (next determined after receipt of the Redemption Order) times the number of Fund Shares in a Creation Unit of the relevant International Fund, minus the Transaction Fee.

(e) Cash shall be delivered through the Federal Reserve Bank wire system by no later than 2:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Index Receipt

Agent. Fund Shares shall be delivered no later than 2:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Index Receipt Agent.

(f) In addition to the Redemption Transaction Fee, the Participant shall pay additional variable amounts which may include expenses incurred by the Fund in the transfer of Deposit Securities to the Participant. These expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund redeems Fund Shares for cash, the Participant may also be assessed an amount to cover the cost of selling the Deposit Securities, including operational processing and brokerage costs, transfer fees and stamp taxes.

SECTION III.	INDEX RECEIPT AGENT’S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE FUND SHARES OR SECURITIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

1. Trusts’ Clearing Process — Creation Orders. After the Index Receipt Agent has received notification of a Submission from the Participant for a Creation Order for Fund Shares through the Trusts’ Clearing Process which has been Deemed Received by the Index Receipt Agent as set forth below in Section IV, the Index Receipt Agent shall initiate procedures to transfer the requisite Fund Shares and the Cash Component, if any, through the Trusts’ Clearing Process so as to be received by the creator no later than on the “regular way” settlement date following the Business Day on which the Submission is Deemed Received by the Index Receipt Agent.

2. Trusts’ Clearing Process — Redemption Orders. After the Index Receipt Agent has received a Submission for a Redemption Order for Fund Shares through the Trusts’ Clearing Process which has been Deemed Received by the Index Receipt Agent as set forth below in Section IV, the Index Receipt Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the “regular way” settlement date) and the Cash Redemption Amount, if any, through the Trusts’ Clearing Process so as to be received by the beneficial owner no later than on the “regular way” settlement date following the Business Day on which the Submission is Deemed Received by the Index Receipt Agent.

3. Outside the Trusts’ Clearing Process — Creation Orders. After the Index Receipt Agent has received notification of a Submission from the Participant for a Creation Order for Fund Shares outside the Trusts’ Clearing Process which has been Deemed Received by the Index Receipt Agent as set forth below in Section IV, the Index Receipt Agent shall initiate procedures to transfer the requisite Fund Shares through DTC and the Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than the same Business Day on which the transfer of Deposit Securities is required to be made pursuant to Section IV (3) in order for the Deemed Received order to continue to be Deemed Received. A Creation Order relating to Fund Shares of an International Fund will be processed in the manner provided in this paragraph.

4. Outside the Trusts’ Clearing Process — Redemption Orders. After the Index Receipt Agent has received a Submission for a Redemption Order for Fund Shares outside the Trusts’ Clearing Process which has been Deemed Received by the Index Receipt Agent as set forth below in Section IV, the Index Receipt Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Participant no later than the same Business Day on which the transfer of Fund Shares is required to be made pursuant to Section IV (4) in order for the Deemed Received order to continue to be Deemed Received. A Redemption Order relating to Fund Shares of an International Fund will be processed in the manner provided in this paragraph, except as otherwise provided in Section II 8 (b).

SECTION IV.	PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE “DEEMED RECEIVED”

1. Trusts’ Clearing Process — Creation Orders. A Creation Order to create Fund Shares through the Trusts’ Clearing Process shall be “Deemed Received” by the Index Receipt Agent on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Index Receipt Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof. Orders to create Fund Shares contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

2. Trusts’ Clearing Process — Redemption Orders. A Redemption Order to redeem Fund Shares through the Trusts’ Clearing Process shall be Deemed Received by the Index Receipt Agent on the Transmittal Date only if (a) the Submission containing such request is in proper form and (b) such Submission is received by the Index Receipt Agent no later than the time on such Transmittal Date as set forth in Section I(3)(b) hereof. Requests to redeem Fund Shares contained in Submissions transmitted after such time on a Transmittal Date shall be “Deemed Received” by the Index Receipt Agent on the next Business Day immediately following such Transmittal Date.

3. Outside the Trusts’ Clearing Process — Creation Orders. An Creation Order to create Fund Shares outside the Trusts’ Clearing Process shall be Deemed Received by the Index Receipt Agent on the Transmittal Date only if: (a) the Submission containing such order is in proper form, and (b) such Submission is received by the Index Receipt Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof, provided, however, that such order shall cease to be Deemed Received unless (a) the requisite number of Deposit Securities is transferred through DTC to the account of the applicable Fund no later than 11:00 a.m., Eastern Time, on the Business Day next following the Transmittal Date and (b) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the applicable Fund by no later than 2:00 p.m., Eastern Time, on the Business Day next following the Transmittal Date. If either the Submission, the requisite Deposit Securities or the cash equal to the Cash Component is not received by the Index Receipt Agent within the time periods set forth above, such order shall be deemed invalid.

4. Outside the Trusts’ Clearing Process — Redemption Orders. A request to redeem Fund Shares outside the Trusts’ Clearing Process shall be Deemed Received by the Index Receipt Agent on the Transmittal Date only if (a) the Submission containing such request is in proper form, and (b) such Submission is received by the Index Receipt Agent no later than the time as set forth in Section I(3)(b) hereof, provided, however, that such order shall cease to be Deemed Received unless (a) the requisite number of Fund Shares is transferred via DTC to the account of the Index Receipt Agent by the NYSE Closing Time on such Transmittal Date and (b) the Cash Redemption Amount owed to the applicable Fund, if any, is received by the Index Receipt Agent no later than 2:00 p.m., Eastern Time, of the Business Day next following such Transmittal Date. If either the Submission, the Fund Shares or cash equal to the Cash Redemption Amount, if any, is not received by the applicable Fund within the time periods set forth above, such redemption request shall be Deemed Received by the Index Receipt Agent on the Business Day on which both the Submission and the requisite number of Fund Shares are delivered to the Index Receipt Agent within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

5. Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Index Receipt Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Submission pursuant to this paragraph, a Submission that is otherwise in proper form shall be deemed submitted at the time of its initial Submission for purposes of determining when orders are Deemed Received hereunder. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Index Receipt Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time.

6. Suspension or Rejection of an Order. Each Trust reserves the absolute right to reject a Creation Order transmitted to it in respect of a Fund if: (i) the order is not in proper form; (ii) the Deposit Securities delivered are not as disseminated for that date by the Custodian, as described above; (iii) acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (iv) acceptance of the Fund Deposit would otherwise, in the reasonable opinion of the applicable Trust or its investment adviser (the “Adviser”), have an adverse effect on the Trust, the applicable Fund or the rights of beneficial owners; or (v) in the event that circumstances exist outside the control of the applicable Trust or Fund, the Index Receipt Agent, the Distributor and the Adviser that, in their reasonable judgment, make it for all practical purposes impossible to process Creation Orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting a Trust or Fund, the Adviser, the Distributor, DTC, NSCC, the Index Receipt Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events. The applicable Trust shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. Each Trust and Fund, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits, and shall not incur any liability for the failure to give any such notification.

ANNEX II

TO

AUTHORIZED PARTICIPANT

AGREEMENT FOR POINTBREAK ETF TRUST

ORDER ENTRY SYSTEM/ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Creation Orders and Redemption Orders (collectively, “Orders”) made available to the Participant by the Index Receipt Agent (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.

1.     (a) The Participant shall provide to the Index Receipt Agent a duly executed authorization letter, in a form satisfactory to Index Receipt Agent, identifying those Authorized Persons who will access the System. The Participant shall notify the Index Receipt Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated for any reason as soon as possible, in order to give the Index Receipt Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Participant shall be responsible in all respects for each Authorized Person’s use of the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.     The Index Receipt Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Index Receipt Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System. The Participant acknowledges that the Index Receipt Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Index Receipt Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Index Receipt Agent’s prior written consent. The Participant may not remove any statutory copyright notice or other notice included in the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Index Receipt Agent’s request.

3.     (a) The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”), which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Index Receipt Agent. The Participant shall keep the Material confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Index Receipt Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE INDEX RECEIPT AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, the Participant shall return to the Index Receipt Agent all copies of the Material which is in the Participant’s possession or under its control.

4.     The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Participant, which shall not be disclosed to any third party without the prior written consent of the Index Receipt Agent. The Index Receipt Agent shall be entitled to rely on the information received by it from the Participant and the Index Receipt Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5.     (a) The Index Receipt Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Index Receipt Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE INDEX RECEIPT AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE INDEX RECEIPT AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE INDEX RECEIPT AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE INDEX RECEIPT AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

(b) The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Index Receipt Agent’s other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Index Receipt Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System.

6.     The Index Receipt Agent reserves the right to revoke the Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7.     The Index Receipt Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Index Receipt Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Index Receipt Agent. The Index Receipt Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Index Receipt Agent in sufficient time for the Index Receipt Agent to act upon, or in accordance with such instructions or communications.

8.     The Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Participant agrees that the Index Receipt Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR POINTBREAK ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement for Pointbreak ETF Trust, or any other notices, request or instruction on behalf of Participant pursuant to the Authorized Participant Agreement.

For each Authorized Person:

Name:

Title:

Signature:

E-Mail Address:

Telephone:

Facsimile:

Name:

Title:

Signature:

E-Mail Address:

Telephone:

Facsimile:

The undersigned [name], [title], [Participant], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement for Pointbreak ETF Trust by and among Foreside Fund Services, LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By:

Date:
Name:
Title: